EXHIBIT 11(c)(1)
                                                         ----------------


                                      [logo - Columbia Energy Group
                                      Service Corporation]

                                      Michael W. O'Donnell
                                      Senior Vice President and
                                      Chief Financial Officer

                                      13880 Dulles Corner Lane
                                      Herndon, Virginia 20171-4600
                                      (703) 561-6074
                                      (703) 561-7326 Fax
                                      modonne@columbiaenergygroup.com


   November 18, 1999

   NiSource Inc.
   801 East 86th Avenue
   Merrillville, Indiana 46410-6272

   Attention:     Stephen P. Adik
                  Senior Executive Vice President,
                  Chief Financial Officer and Treasurer

   Ladies and Gentlemen:

             You have requested information from Columbia Energy Group (the "COMPANY") in connection with your consideration of (a) the possible negotiated purchase by you of (x) a material amount of the issued and outstanding shares of common stock of the Company, or (y) a material amount of assets of the Company; and (b) a merger transaction between you and the Company (collectively, "TRANSACTIONS"). The Company is willing to furnish such information to you solely for the purpose of your evaluation of such Transactions and pursuant to the terms of this letter agreement (this "AGREEMENT"). You agree that such information and any other information the Company, its affiliates or any of its Representatives (as hereinafter defined) furnish to you or your Representatives, whether before or after the date of this Agreement and including any information furnished directly to you or your Representatives by the Company, its affiliates or any of its Representatives, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by you or your Representatives which contain, reflect or are based upon such information (collectively, the "EVALUATION MATERIAL"), will be kept confidential; PROVIDED, HOWEVER, that (i) any of such information may be disclosed to officers, directors, employees, counsel, investment bankers and other representatives (such persons being generally referred to herein as "REPRESENTATIVES") of yours who need to know such information for the purpose of evaluating Transactions between us


   (it being understood that you will cause your Representatives to treat such information confidentially and its accordance with the terms hereof and be responsible for any violation by them of the terms hereof), and (ii) any disclosure of such information may be made to which the Company consents in writing. You agree that all Evaluation Material will be used solely for the purpose of evaluating a possible Transaction.

             You agree that neither you, your affiliates nor any of your or your affiliates' Representatives will, without the prior written consent of the Company, directly or indirectly, (i) enter into any agreement, arrangement or understanding or any discussions that might lead to such agreement, arrangement or understanding with any other person regarding a possible Transaction involving the Company or its affiliates, (ii) disclose to any other person either the fact that discussions or negotiations are taking place concerning a possible Transaction or any of the terms, conditions or other facts with respect to any such transactions, including the status thereof or
   (iii) disclose to any other person that you have received or produced Evaluation Material; PROVIDED, HOWEVER, that you may make such disclosure to the extent you have received the opinion of your counsel that such disclosure is required to be made by you in order to avoid violating the federal securities laws and you are otherwise not in breach of this agreement. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual.

             In the event that you or any of your Representatives are required to disclose any Evaluation Material (i) in connection with any judicial or administrative proceeds (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) or (ii) in order, in the opinion of your counsel, to avoid violating the federal securities laws, you will in advance of such disclosure provide the Company with prompt notice of such requirement(s). You also agree, to the extent legally permissible, to provide the Company, in advance of any such disclosure, with copies of any Evaluation Material you intend to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent the Company may seek to limit such disclosure. If, in the absence of a protective order or receipt of a waiver from the Company after a request in writing therefor is made by you (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond thereto), you or your Representatives are legally required to disclose Evaluation Material to any tribunal or in order to comply with the federal securities laws, you may disclose such portion of the Evaluation Material which you are advised by opinion of your counsel is legally required so long as you exercise your reasonable best efforts to obtain assurances that the Evaluation Material so disclosed will be kept confidential by any recipient(s) without liability hereunder.

             In consideration for being furnished with the Evaluation Material, you agree that prior to March 1, 2000, you (i) will not amend any of the terms and conditions of your tender offer for all shares of the Company's common stock at a cash price per share of $74 on the terms and subject to the conditions of the revised Offer to Purchase, filed as an exhibit to your Schedule 14D-1/A on October 18, 1999 (the "Tender Offer") except, at your election, to extend from time to time the expiration date of the Tender Offer or terminate the Tender Offer or to make amendments to terms of the Tender Offer that, in the opinion of your counsel are required in order to avoid violating the federal securities laws; (ii) will not, and shall cause your Representatives, affiliates and affiliates' Representatives not to directly or indirectly, disseminate any proxy solicitation materials or otherwise solicit proxies from record or beneficial stockholders of the Company for use at the Company's next annual meeting; PROVIDED; that you shall be permitted to file (on a confidential basis if such treatment is available) preliminary proxy materials or any other proxy solicitation materials with the Securities and Exchange Commission (the "SEC") or any other governmental entity, and engage in discussions and enter into arrangements with potential nominees for the Company's board of directors in connection with the Company's annual meeting of stockholders for the year 2000; (iii) will, except as otherwise directed by a court, suspend all activities (including discovery activities and the filing of motions and any other request for relief from any court), in connection with all pending and prospective litigation with the Company and its officers and directors relating to the Tender Offer and the Company's response thereto; (iv) will not, and shall cause your Representatives, affiliates and affiliates' Representatives not to, directly or indirectly, without first obtaining the written consent of the Board of Directors of the Company, (a) except as may be required by law, take any other action in furtherance of the Tender Offer or in any other manner seek to acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, agreement, business combination, payment for Common Stock pursuant to the Tender Offer, beneficial ownership of any securities or assets of the Company, including rights or options to acquire such ownership; (b) file new or amended tender offer materials with the SEC, except for (x) amendments required to disclose the termination of the Tender Offer or an extension of the expiration date of the Tender Offer, and (y) amendments that, in the opinion of your counsel, are required to be made by you in order to avoid violating the federal securities laws; (c) in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any acquisition of securities or assets of the Company or any tender or exchange offer, merger, consolidation or other business combination involving the Company; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing or advise, assist, encourage, finance or seek to persuade others to take any action with respect to the foregoing; (v) will not make any public disclosure, including relating to the Company's public announcement of the decision of the Company's Board of Directors to authorize Company management to evaluate various strategic alternatives and the resulting evaluation process, or take any action which could require the Company to make any public disclosure, with respect to any of the matters set forth in this

   Agreement; and (vi) will not make a request to amend or waive any provision of this paragraph or the second paragraph of this Agreement, provided, however, that each of the restrictions set forth in this paragraph shall terminate and be of no further force and effecting in the event the Company or any subsidiary enters into a binding agreement, or the Company announces or confirms that it has entered into such binding agreement, with respect to (i) the sale of 10% or more of the equity securities of the Company, (ii) a sale of 10% or more of the Company's consolidated assets or (iii) a merger, recapitalization, reorganization, business combination or similar extraordinary corporate transaction involving the Company or any significant subsidiary. The Company also agrees that the foregoing restrictions shall terminate and be of no further effect if (x) the Company amends any provisions of its Bylaws, or (y) otherwise takes any action, in either case (x) or (y) that would preclude you from conducting, or would materially interfere with your ability to conduct, a proxy contest with respect to the Company's next annual stockholders meeting if you were to remain subject to the restrictions set forth in this paragraph. In the event that the Company enters into a confidentiality agreement with restrictions of the type set forth in this paragraph but which expire or terminate prior to March 1, 2000, you shall be released from the restrictions set forth in this paragraph on such earlier expiration or termination date.

             In consideration for your agreement to the terms of this Agreement, the Company hereby agrees that (a) it will not hold its annual meeting of stockholders for the year 2000 prior to May 10, 2000; and (b) except as otherwise directed by a court, it will suspend all activities (including discovery activities and the filing of motions and any other request for relief from any court), in connection with all pending and prospective litigation involving you and the Company and its officers and directors relating to the Tender Offer and the Company's response thereto until March 1, 2000, as long as you are in compliance with and subject to the terms of this Agreement.

             In the event that no Transaction is effected involving you and the Company after you have been furnished with Evaluation Material, you will (and you will cause your Representatives to) promptly, upon request of the Company, deliver to the Company the Evaluation Material, furnished by the Company, its affiliates or Representatives and will destroy any writing prepared by you or your Representatives, without retaining any copy thereof. If requested by the Company, an appropriate officer of yours will certify in writing to the Company that all such material has been so delivered or destroyed. Notwithstanding the delivery or destruction of the Evaluation Material required by this paragraph, any and all duties and obligations existing under this Agreement shall remain in full force and effect.

             You agree that from the date of this Agreement until March 1, 2000, without the prior written consent of the Company, you and your Representatives will not directly solicit or actively seek to hire any person who at the time of such solicitation is an employee of the Company or any of its affiliates; PROVIDED, HOWEVER, that the foregoing provision shall not prevent you from (i) employing any such person who first contacts you on his or her own initiative without any prior direct solicitation from you or your Representatives and (ii) conducting general solicitations for employees or independent contractors which solicitations are not specifically targeted at any of the Company's employees.

             The term "Evaluation Material" does not include information which was or becomes generally available to you on a non-confidential basis; provided that the source of such information was not the Company or its Representatives or bound by a confidentiality agreement. The term "affiliate" as used in this Agreement shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

             You agree that all (i) communications regarding any Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings or (iv) discussions or questions regarding procedures will be submitted or directed only to Daniel B. More of Morgan Stanley Dean Witter at (212) 761-8380 or Gregg S. Polle of Salomon Smith Barney at (212) 783-6302 or a representative designated by either of them.

             You understand and acknowledge that we do not make any representation or warranty as to the accuracy or completeness of the Evaluation Material and that only those representations and warranties made by the Company in a definitive agreement, if any, and subject to such limitations and qualifications as may be set forth herein, shall have any legal effect. You agree that, other than as may be set forth in such definitive agreement, neither the Company or any of its affiliates nor their Representatives shall have any liability to you or any of your Representatives, including, without limitation, contract, tort or securities laws, resulting from the use of the Evaluation Material supplied by us or our Representatives. It is agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

             You agree that the Company, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunctions and orders for specific performance, in the event of any breach of the provisions of this Agreement. You agree that you will not oppose the granting of such relief on the basis that the Company has an adequate remedy at law and that, in the event that the Company is successful in obtaining any relief sought in any legal proceeding relating to this Agreement, you will pay any fees which the Company may incur in enforcing this Agreement. You also agree that you will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the Company's seeking or obtaining such relief.

             It is further understood and agreed that unless and until the execution and delivery of a definitive agreement with respect to any transaction referred to in the first paragraph of this Agreement, neither the Company nor you intends to be, nor shall either of us be, under any legal obligation of any kind whatsoever with respect to such a Transaction or otherwise, by virtue of any written or oral expressions by our respective Representatives with respect to such a transaction, except for the matters specifically agreed to in this Agreement. You further understand and agree that the Company and its representatives shall be free to conduct the process for a Transaction as they shall determine in their sole discretion, that the procedures relating to a Transaction may be changed at any time without prior notice to you or any other person.

             You hereby expressly confirm that you are aware and that your Representatives have been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company.

             If at any time you cease to actively consider a possible Transaction with the Company, you agree, promptly to notify us of such decision in writing.

             It is understood and agreed that if any provision contained in this Agreement or the application thereof to you, the Company, or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. In the case of any such invalidity, illegality or unenforceability, the parties hereto agree to substitute a suitable and equitable provision to effect the original intent of this provision.

             This Agreement shall benefit and bind successors and assigns of you and of the Company, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any assignment of this Agreement by you without prior written consent of the Company shall be void.

             This Agreement shall be in full force and effect for a period of two (2) years from the date first above written.

             This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America in either case located in The Borough of Manhattan, The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be deemed to have arisen from the transaction of business in the State of New York and shall be heard and determined in such a New York State or Federal court.

             If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

                                      Very truly yours,


                                      /s/ Michael W. O'Donnell
                                      ---------------------------------
                                      Michael W. O'Donnell
                                      Senior Vice President and
                                      Chief Financial Officer
                                      Columbia Energy Group


   AGREED AND ACCEPTED:
   NISOURCE INC.

   By:  /s/ Stephen P. Adik
      -----------------------
        Duly Authorized

   Dated:  November 19, 1999
















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